EXHIBIT 10.3
AMENDMENT TO EMPLOYMENT AGREEMENT
This Amendment to Employment Agreement (the “Amendment”) is entered into as of March 29, 2007, by and between IMAGE ENTERTAINMENT, INC., a Delaware corporation (“Image”), and JEFF FRAMER, an individual (“Executive”), with respect to that certain Employment Agreement, dated April 1, 2004 by and between Image and Executive (the “Agreement”).
The following shall amend the Agreement currently in effect as set forth herein. Except as modified by this Amendment, the Agreement shall remain in full force and effect. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Agreement.
1. Amendment of Paragraph 7. The first clause of the second sentence of Paragraph 7 shall be amended to replace March 31, 2007 with May 31, 2007 such that the amended sentence shall read as follows:
“The second one year option must be exercised by Image by May 31, 2007, in the same manner described above, to extend the term from April 1, 2008 to March 31, 2009.”
2. Amendment of Paragraph 13. The first sentence of Subsection (a)of Paragraph 13 shall be amended to read as follows:
“If (1) this Agreement is terminated by Image prior to expiration of the Term for any reason other than (a) pursuant to Paragraph 10 (Death) or 11 (Permanent Disability/Suspension), (b) for Cause or (c) pursuant to Paragraph 14 (Executive’s Right to Terminate for Good Reason) and if such termination occurs after a Change in Control, Executive shall be entitled to receive all of the compensation, rights and benefits described in Paragraphs 3(a) and (b), 4 and 5 for a period of one year following the effective date of termination, or through the expiration of the Term, whichever is longer, and the severance described in Paragraph 6, as if this Agreement were in full force and effect.”
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be duly executed as of the day and year first written above.

ACCEPTED AND AGREED: IMAGE ENTERTAINMENT, INC.
By:	/s/ Dennis Hohn Cho
	Name:	Dennis Hohn Cho
	Title:	Senior Vice President, General Counsel and Corporate Secretary

/s/ Jeff Framer
Jeff Framer